UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2015

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other events

On July 20, 2015, Enzo Life Sciences, Inc., a wholly owned subsidiary of Enzo Biochem, Inc. (“Enzo Life Sciences”), executed a settlement with Siemens Healthcare Diagnostics Inc. (“Siemens”), providing for an upfront payment of $9.5 million (plus potential licensing royalties up to $5.0 million depending on additional sales of Siemens product over a five year period) to Enzo Life Sciences in an infringement action brought by Enzo Life Sciences regarding its U.S. Patent 7,064,197.

This settlement resolves the disputes between Enzo Life Sciences and Siemens and impacts only one of 12 cases originally brought by Enzo in the United States District Court for the District of Delaware alleging patent infringements against various companies. This settlement marks the second settlement of these cases, the first of which occurred on July 6, 2015 wherein Luminex agreed to pay Enzo $7.1 million. Eleven of the cases remain in active litigation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Enzo Biochem, Inc., dated July 22, 2015
99.2*	Settlement and License Agreement between Enzo Biochem, Inc. and Siemens Healthcare Diagnostics Inc.

*Confidential treatment has been requested or granted for certain portions omitted from this Exhibit pursuant to rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: July 22, 2015	By:	/s/ Barry W. Weiner
Barry W. Weiner
President